UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 12, 2010

(Date of earliest event reported)

MF Global Holdings Ltd.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33590	98-0551260
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 589-6200

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On August 12, 2010, MF Global Holdings Ltd. (the “Company”) held its Annual Shareholders’ Meeting at which the shareholders voted upon (i) the election of David P. Bolger, Jon S. Corzine, Eileen S. Fusco, David Gelber, Martin J. Glynn, Edward L. Goldberg, David I. Schamis, and Robert S. Sloan to the Company’s Board of Directors (the “Board”), and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.

The Company’s shareholders elected all eight director nominees and approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year. The number of votes cast for or against and the number of abstentions and broker non-votes with respect to each matter voted upon, as applicable, are set forth below.

	For	Against	Abstain	Broker- Non-vote
Election of Directors
David P. Bolger	121,941,736	244,234	206,430	13,503,384
Jon S. Corzine	120,761,061	1,436,384	194,955	13,503,384
Eileen S. Fusco	121,844,309	246,185	301,906	13,503,384
David Gelber	121,653,412	532,882	206,106	13,503,384
Martin J. Glynn	121,129,894	1,055,000	207,506	13,503,384
Edward L. Goldberg	121,553,467	531,927	307,006	13,503,384
David I. Schamis	121,670,826	516,668	204,906	13,503,384
Robert S. Sloan	114,696,743	7,493,092	202,565	13,503,384

Ratification of the appointment of PricewaterhouseCoopers LLP	135,303,919	475,902	115,963	*

*	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MF GLOBAL HOLDINGS LTD.

Date: August 18, 2010	By:	/s/ Laurie R. Ferber

Laurie R. Ferber General Counsel